KPMG LLP

4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402

            Consent of Independent Registered Public Accounting Firm

The Board of Directors of Allianz Life Insurance Company of North America and Contract Owners of Allianz Life Variable Account B:

We consent to the use of our report dated March 11, 2005 on the financial statements of Allianz Life Variable Account B and our report dated March 23, 2005 on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries included herein and to the reference to our Firm under the heading "EXPERTS" in the Statement of Additional Information.

Our report dated March 23, 2005 on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries refers to a restatement of the 2003 consolidated financial statements and a change in the method of accounting for goodwill in 2002 and its method of accounting for non-traditional long-duration insurance contracts in 2004.

                                          /s/ KPMG LLP
                                          KPMG LLP



Minneapolis, Minnesota
March 28, 2005